Exhibit 3.1
ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 1
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov

CERTIFICATE OF AMENDMENT	Filed in the office of	20120415443-16
(PURSUANT TO NRS 78.385 AND 78.390)	/s/Ross Miller	6/11/2012 5:57 AM
	Ross Miller Secretary of State State of Nevada	Entity Number E0596492006-6

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                                                                     ABOVE SPACE IS FOR OFFICR USE ONLY
1.Name of Corporation:
Aquasil International Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
1. The name of the Corporation is Multi-Corp International Inc.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
56.9%

4.   Effective date and time of filing:  (optional)                                                                                       DATE:                                                      TIME:
June 12, 2012	9:00a.m.
5.   Signature: (required)

X/s/ Robert Baker
Signature of Officer

•
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit –After
                                                                                                  Revised: 8-31-11